EXHIBIT 10.47


                           EMPLOYEE INVESTMENT PLAN OF
                               LEVI STRAUSS & CO.

                                   AMENDMENTS


         WHEREAS, LEVI STRAUSS & CO.("LS&CO.") maintains the Employee Investment Plan of Levi Strauss & Co. (the "EIP"); and

         WHEREAS, Section 18 of the EIP provides that LS&CO. may amend the EIP at any time and for any reason; and

         WHEREAS, LS&CO. amended the EIP to permit all members who are highly compensated employees to participate in the EIP effective January 1, 2001; and

         WHEREAS, LS&CO. amended the EIP effective January 1, 2001 to increase the percentage of pre-tax and post-tax contributions of members who are non-highly compensated employees from ten percent (10%) of their eligible compensation to fifteen percent (15%), while continuing to limit the percentage of pre-tax and post-tax contributions of members who are highly compensated employees to ten percent (10%); and

         WHEREAS, Section 15.1 of the EIP grants the Administrative Committee the authority, as the plan administrator, to make such rules and regulations and to take any other actions to administer the EIP as it may deem appropriate; and

         WHEREAS, LS&CO. desires to amend the EIP effective January 1, 2001 to incorporate the Administrative Committee's resolution to increase the percentage of pre-tax and post-tax contributions of certain members who are highly compensated employees from ten percent (10%) of their eligible compensation to fifteen percent (15%); and

         WHEREAS, by resolutions duly adopted on June 22, 2000, the Board of Directors of LS&CO. authorized Philip A. Marineau, President and Chief Executive Officer, to take certain actions with respect to the EIP and to further delegate the authority to take certain actions with respect to the EIP; and

         WHEREAS, on June 22, 2000, Philip A. Marineau delegated to any Senior Vice President, Human Resources, including Fred D. Paulenich, Senior Vice President of Worldwide Human Resources, the authority to take certain actions with respect to the EIP and such delegation has not been amended, rescinded or superseded as of the date hereof; and

         WHEREAS, the amendments herein are within the delegated authority of Fred D. Paulenich;

         NOW THEREFORE, effective as of January 1, 2001, LS&CO. amends the EIP as follows:


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1.       Section 4.1 of the EIP is hereby  amended  in  its  entirety to read as follows:

                "4.1 ELECTION TO MAKE CONTRIBUTIONS. A Member whose membership is not suspended under Section 3.3 or 3.5 may elect, as of the first day of any pay period in any month, to begin making Member Contributions to the Plan in one percent (1%) increments of his or her Compensation, without regard to the compensation limit under section 401(a)(17) of the Code, up to a maximum of ten (10%) (or effective January 1, 2001, fifteen percent (15%) with respect to either those Members who are not Highly Compensated Employees, or those Highly Compensated Employees designated by the Administrative Committee). The Member may elect to make such Member Contributions either as Pre-Tax Contributions, Post-Tax Contributions, or any combination thereof. A Member's election to make Pre-Tax Contributions will constitute an election (for federal tax purposes and, wherever permitted, for state and local tax purposes) to have his or her taxable Compensation reduced by the amount of all Pre-Tax Contributions."

2. Section 4.3 of the EIP is hereby amended in its entirety to read as follows:

                "4.3 CHANGE OR SUSPENSION OF CONTRIBUTIONS. A Member, at any time, may change the rate of his or her Member Contributions within the percentage limitation described in Section 4.1 or may change the nature of such Member Contributions as Pre-Tax Contributions or Post-Tax Contributions by filing the prescribed form with the Administrative
         Committee, or by utilizing such other notification procedure as is prescribed by the Administrative Committee. A Member may suspend all Member Contributions by filing the prescribed form with the Administrative Committee, or by utilizing such other notification procedure as is prescribed by the Administrative Committee. Such changes in rate or nature of Member Contributions or suspension of Member Contributions will become effective as soon as reasonably practicable after the date the form is filed with or notice is received by the Administrative Committee.

                Notwithstanding the foregoing, effective January 1, 2001, with respect to a Member who transfers from the status of a Highly Compensated Employee to a non-Highly Compensated Employee at the end of a Plan Year, if such Member's prior election with respect to his or her Member Contributions was limited to ten percent (10%) under Section 4.1 while he or she was a Highly Compensated Employee, then such Member may elect to increase his or her Member Contributions for the following Plan Year up to fifteen percent (15%) of his or her Compensation, without regard to the compensation limit under section 401(a)(17) of the Code, with such increase in the Member Contributions becoming effective with the pay period beginning as soon as reasonably practicable following the end of such Plan Year. Further, effective January 1, 2001, with respect to a Member who transfers from the status of a non-Highly Compensated Employee to a Highly Compensated Employee at the end of a Plan Year, if such Member's Member Contributions are limited to ten percent (10%) under Section 4.1 upon becoming a Highly Compensated Employee, then such Member's prior election with respect to his or her Member Contributions will automatically be decreased (beginning with such Member's Post-Tax Contributions, if any) to ten percent (10%) of his or her Compensation, without regard to the compensation limit under section

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         401(a)(17), but  only in the  event that  his  or her election prior to becoming a Highly Compensated  Employee was greater  than  ten  percent
         (10%),  with  such  decrease  in  the  Member   Contributions  becoming
         effective  with  the  pay   period   beginning  as  soon  as reasonably
         practicable following the end of such Plan Year."

                                      * * *

         IN WITNESS WHEREOF, LS&CO. has caused this instrument to be executed by its duly authorized officer this _____ day of _______________________, 2001.


                              LEVI STRAUSS & CO.


                              --------------------------------------------
                              Fred D. Paulenich
                              Senior Vice President of Worldwide Human Resources


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